UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On July 12, 2019, the Guardion Health Sciences, Inc. (the “Company”) Registration Statement on Form S-1 (File Number 333-232544) (the “Current Registration Statement”) registering a total of 22,698,208 shares of common stock (consisting of shares of common stock previously issued and shares of common stock issuable under outstanding warrants and stock option grants) was declared effective by the United States Securities and Exchange Commission (the “SEC”). The Current Registration Statement supersedes and replaces the Company’s previous Registration Statements on Form S-1, declared effective by the SEC on December 27, 2016 (File Number 333-209488) and on December 27, 2017 (File Number 333-221813) (collectively, the “Previous Registration Statements”). The Company withdrew both Previous Registration Statements on July 10, 2019. The shares of common stock originally registered in the Previous Registration Statements aggregating approximately 21,854,993 shares are now included in the Company’s Current Registration Statement. Substantially all common shares registered in the Current Registration Statement have been subject to lock-up agreements entered into connection with the Company’s initial public offering that was completed on April 9, 2019, which lock-up terms end on or about September 26, 2019.

Shareholders and investors are encouraged to review the Current Registration Statement and the Previous Registration Statements at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ MICHAEL FAVISH
Name:	Michael Favish
Title:	Chief Executive Officer

Date: July 15, 2019